Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 7 to the Registration Statement (No. 333-165717) on Form S-1 of Envestnet, Inc. of our report dated March 25, 2010 (July 28, 2010, as to Note 19), relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Chicago, Illinois

July 28, 2010